Exhibit 23.3


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Target Logistics, Inc.

         We consent to the use of our report incorporated by reference.



                                               /s/ KPMG Peat Marwick LLP

                                               KPMG PEAT MARWICK LLP


Greensboro, North Carolina
January 25, 1999


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